Exhibit 99.1

Implant Sciences Corporation (IMSC.PK)

Update Conference Call April 11, 2013 4:15 PM ET

Executives

Glenn D. Bolduc – President and Chief Executive Officer

Dr. Bill McGann – Chief Operating Officer

Dr. Darryl Jones – Vice President, Global Sales and Marketing

Analysts

Joseph Munda – Sidoti & Company

Daniel Small – Platinum Partners

Jason Lutsch – Advanced Auto Glass

Alan Shebesta – Regal Securities

Operator

Good day ladies and gentlemen. Welcome to the Implant Sciences’ Update Conference Call. My name is Philip and I will be your operator for today. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session. (Operator Instructions) As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the conference over to your host for today, Mr. Glenn Bolduc, Chief Executive Officer. Please proceed, sir.

Glenn D. Bolduc - President and Chief Executive Officer

Thank you very much and hello everyone. I’d like to welcome all of you to Implant Sciences’ Update Conference Call. On the call with me this afternoon are Bill McGann our Chief Operating Officer, Darryl Jones our VP Sales and Marketing, and Roger Deschenes our Chief Financial Officer. During this afternoon’s call we may make forward-looking statements concerning upcoming events and our expectations regarding the Company’s future sales and financial performance. Each time we do we will try to identify these statements with words such as expect, believe, anticipate or other words that indicate potential events.

These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Please consider the risk factors contained in the press release issued earlier today on April 11, 2013 and stated during this conference call, as well as the risk factors and uncertainties described in our latest quarterly report on Form 10-Q for the quarter ended December 31, 2012 and our annual report on Form 10-K for the year ended June 30, 2012, both of which were on file with the Securities and Exchange Commission.

A replay of the conference call will be available for a limited time by dialing 888-286-8010 within the United States or 617-801-6888 outside the United States and entering the pass code76845591 followed by the pound sign.

Any forward-looking statements, we make today, are based on assumptions which we believe to be reasonable as of today April 11, 2013. We undertake no obligation to update these statements as a result of future events. Finally, this conference call is the property of Implant Sciences’ Corporation and any recording, reproduction or rebroadcast of this conference call without the expressed written consent of Implant Sciences’ Corporation is prohibited.

Now, that we’ve got all of the boilerplate out of the way again let me thank you all for joining us this afternoon. As we stated before in many of our discussions, our goal for Implant Sciences is to become the global leader in trace detection. Few years ago this might have been better called a dream rather than a goal, but blessed with the team that has been determined to succeed where others might have given up your company has made some truly great strides.

We partnered with a strong investor that has provided the capital needed to bring stability to our operations and grow the business. We’ve attracted some of the brightest individuals in the industry; some of whom have been drawn away from the largest competitors to the company. As a team dedicated to the fight against terrorism, we have achieved the highest recognition possible in our industry TSA approval.

We believe that focus, integrity and hard work will bring us to success. We are inspired by the thought that our efforts help make the world safer place, and we are eternally proud of the words made in America when we refer to our products. We strive every day to reward the trust that you our investors have placed in us. As part of our philosophy we consider investment communications one of the more important responsibilities we have here at Implant Sciences.

I personally handle as many of your calls and your e-mails as I can, and deeply appreciate the insights you share with me, and I hope all of you get that feeling when you do speak with me whether it’s over the phone or through e-mail. Most of you have firsthand awareness I haven’t been able to look at exactly who is on this call in the last couple of minutes, but I have noticed many of you that I have spoken with.

In recent weeks, there have been quite a few investors, some new ones that I hadn’t spoken with in the past who contacted us with questions about the progress the company is making. And because of the high level of interest we thought it best to schedule today's call to give us broad discussion to what's going on as possible as opposed to the individual calls that we were taking.

Recently, it has seemed that concerns over two issues, sales and debt, have overshadowed the steps that the Company has achieved in building a foundation for sustainable future growth. Over the next several minutes and in the questions that follow we would like to address these concerns and our progress against them, we would also like to share with you our roadmap for achieving success and highlight some of our recent accomplishments. And then, as I said before, after these prepared remarks, we’ll be happy to take your questions.

The Company’s strategic plan defines the attributes of our success as capable, credible and competitive. Starting with just our innovative technology, and dedicated core professionals the Company has invested steadily in all three areas to reach the point we are at today, and that is the brink of success. We’ve assembled a world class team with seasoned industry veterans in virtually every department. We continue to develop ground breaking revolutionary technologies for security applications, and now have 16 patents issued with an additional three pending.

We’ve built an incredibly strong relationship with the Transportation Security Administration TSA, and have become only the third explosive trace detection manufacturer worldwide to attain TSA’s approval. In addition, we have expanded our sales channel around the world and now have our presence in nearly every significant security market, which of course leads to the question, so where are the sales?

In the first half of fiscal 2013, we have already achieved our best year ever for explosive detection products, recording revenues more than twice those for all of fiscal 2012. Sales of our H150 product are strong, and interest in the product remains very high, especially in areas with challenging environmental obligation – environmental conditions such as dust and humidity. We believed all along that success with the B220 would require TSA approval, which we have been working diligently towards for some time, and had expected to receive in the late summer of 2012. I’m sure you’ll all remember that.

As we now know, it was during that time that TSA was developing updated explosive trace detection standards in response to the new threats that has been discovered in the field.

In January 2013, the B220 became the first system to be approved under these updated standards allowing customers to buy the system with full confidence in its ability to detect the latest in security threats. Because of this, we believe that the delay in approval has actually worked in our favor. Being approved under the latest standard establishes yet another very clear product differentiator for the B220 and has created an area of excitement with our potential customers.

At the same time the TSA approval club is still very small, so the delay in approval has also presented us with the challenge or many of the air cargo companies we had been speaking with were and still are extremely interested in our technology. They were skeptical that we would ever succeed in being approved. This fact was confirmed directly to me by several of the freight forwarders and airlines in the days and weeks following approval. I’ve shared some of these stories with you. They said, they knew how hard the process was, and also that many companies had failed before in their efforts for TSA approval. Therefore, even though, we maintained contact with them active procurement plans were delayed or placed on hold until we received the official approval on January 15th of this year.

Interest in the B220 is extremely high and growing daily. We are now engaged in active and meaningful discussions and trials with a significant number of cargo companies. We expect that this activity will continue to pick up especially as the expiration dates for the temporary approvals granted to older systems also known as grandfathered equipment approach later this year.

Outside of the air cargo space TSA approval has significantly increased our ability to compete for business with various governments around the world. However, and as many of you know, government purchasing decisions tend to move slower than those of private industry. So, it will be a little bit longer before we’ll be able to report results in that area. The effort to build the company has required an investment in excess of $30 million all of which has been obtained via our primary secured lender DMRJ Group of New York City.

This is certainly a sizable amount but we have successfully negotiated agreements that allowed the conversion of more than 70% of this debt into equity at DMRJ’s option.

During our most recent financing negotiations with DMRJ, we restructured another $12 million of our line of credit into a convertible note, raising the total convertible debt to $27 million. This makes the potential amount to be repaid to DMRJ much smaller, just a significant, if not more significant, and a point that I think may have been lost in some translation, was the removal of the put-language in both the new and previous notes that would have allowed the re-conversion of equity back to debt.

Our September 2012 conversion feature provided a clause that enabled DMRJ to put the conversion back to debt under certain circumstances. That clause was negotiated out of the new conversion as well the September 2012 language. The two accomplishments, removal of the put-language, and the additional – the restructuring of an additional $12 million of debt provide the Company with an open path to eliminating the majority of its outstanding indebtedness, which will be a clear necessity in helping the Company in our efforts for an up-listing to a national exchange, which many of you have asked about.

We don’t have the right to force DMRJ to convert this debt, but we believe that DMRJ’s recent actions are strong indication of their support and confidence in our business. Also noteworthy is DMRJs willingness to give the company time to accomplish its goals. The most recent extension of our line of credit is for 12 months, twice as long as in any of our previous renegotiations. We intend to use the time to build on the foundations we have already laid and lock in stability for the future. Compared with where we were few years ago transformation is truly remarkable. We will ship more trace detection systems this year than in any previous year. We have grown our staff over 400% adding to our capability in every functional area.

Our presence at numerous trade shows and conferences in the last year such as Transport Security Expo, AppSec in New York City last month, Air Cargo 2013 and Global Security Asia 2013 has significantly raised market awareness of our company and our products. We have strong customer interest and activity plus the full attention of our competitors I assure you, and we have the first truly new explosive trace detection design approved by TSA in years.

Achieving TSA Air Cargo screening approval is only the beginning. We will continue to pursue additional approvals, qualifications and certifications both domestically and abroad. Most recently we have received certification for both the H150 and the B220 in the Russian Federation, and we are actively involved in additional certification efforts both here in the United States as well as in other countries.

As mentioned already, the B220 is the first explosive trace detection system to pass TSA’s new detection standards. It is also the first TSA approved trace detector with a non-radioactive ion source. We believe that the resolution of our B220 product is clearly the best in the industry allowing more clarity and differentiating substances this capability which helps reduce false alarms which can cause delays at security checkpoints, becomes increasingly important as more and more potential threats are identified. For all of these reasons and more we think the B220 defines the new standard in trace detection worldwide.

Customers especially those with international operations have confirmed that freedom from the regulatory restrictions placed on systems containing radioactive materials is a most significant advantage for them. Our customers also appreciate our systems’ groundbreaking ease of use and exceptionally low maintenance costs.

We will continue to advance our technology with new sampling and analysis inventions. However, we do not want to tip our hand to the competition, so let’s just say, we have some exciting new prototypes under development right now, and hope to be able to say a whole lot more in a few months. Let me conclude by saying that the company is working with an excellent rhythm right now. We are seeing great strides in many areas and there is tremendous excitement throughout the team.

With the 12-month extension, the additional $12 million conversion, and the elimination of the reconversion feature we have negotiated with DMRJ we have the financial capability to pursue success. With the TSA approved B220 we have the product and the credibility to be more competitive in the markets we serve. We are confident the sales will come. Thank you and we now will take your questions.

Question-and-Answer Session

Operator

(Operator Instructions) Your first question comes from the line of Joe Munda from Sidoti. Please proceed.

Joseph Munda - Sidoti & Company

Good afternoon, Glenn.

Glenn D. Bolduc - President and Chief Executive Officer

Hi Joe, how are you doing?

Joseph Munda - Sidoti & Company

Good, real quick, some housekeeping points here. On the convertible debt, what is the conversion price, I just want to clarify that?

Glenn D. Bolduc - President and Chief Executive Officer

Sure, the September note was done at a price of $1.09 Joe and the March 2013 was done at a $1.18. So, you got a blended rate there of $1.135.

Joseph Munda - Sidoti & Company

Okay and then what’s the blended interest rate on both notes?

Glenn D. Bolduc - President and Chief Executive Officer

The interest rate is 15% on all notes with Platinum.

Joseph Munda - Sidoti & Company

Okay, 15%. Okay, that brings me to my next question. So, you said you have a 12-month time frame under the current agreement with them, correct?

Glenn D. Bolduc - President and Chief Executive Officer

Yes.

Joseph Munda - Sidoti & Company

Now, what do we do expect in that 12 months? Are you going to seek an alternative financing, or extend this line of credit, but so you hit that March time frame, what are we looking at here? I mean, you are saying, you can’t force them to convert into equity. If you could give us some color there, that’ll be great.

Glenn D. Bolduc - President and Chief Executive Officer

Sure, I know and I think that’s a fair question Joe. What this does is it gives us time to focus on our business and make the progress that we know is available to us. We all expected TSA approval back in September; you know that, we’ve had conference calls about that. That didn’t happen, it came in January. When we approached DMRJ we explained to them the situation what we were looking for, we asked them to consider a longer time frame to give us the flexibility to develop our business further. We believe we have a valuable commodity. We believe we have a company that can drive a better stock price and ideally we need to drive some results here. We are focused right now on a significant pipeline of sales. This line of credit and the support that we are receiving from DMRJ gives us the ability to execute on our plan.

Joseph Munda - Sidoti & Company

Yeah.

Glenn D. Bolduc - President and Chief Executive Officer

I mean, longer-term, Joe, I mean, I would like to see the stock price higher, I’m sure all of us would. I would like to see a recapitalization of the business at some point down the road, okay. I think, if we would do that, I think, it would be enticing for DMRJ to convert it at the prices, the $1.09, the $1.18, and then it’s a matter of raising the right capital, so the company can operate debt free, interest free, and can have the flexibility to do the things a dynamic company like this is capable of doing.

Joseph Munda - Sidoti & Company

Well, okay. In your minds, what happens first, the listing or this recapitalization, or would it be a combination?

Glenn D. Bolduc - President and Chief Executive Officer

I don’t know. It will be close. I see them almost simultaneous or very near simultaneous events. I don’t see them separated by a whole lot of time, Joe.

Joseph Munda - Sidoti & Company

Okay.

Glenn D. Bolduc - President and Chief Executive Officer

And, if you ask me which would occur first, hard to say right now, I don’t have a crystal ball in terms of how much of our pipeline we convert to sales, how much cash we generate from that et cetera, et cetera. I don’t have a crystal ball that tells me that. I know what I’d like to do, but it’s not crystal clear right now.

Joseph Munda - Sidoti & Company

No, I understand. Just my concern is if the interest, if the cash burn, as well as the increased cash burn as a result of the interest is going to impact you guys in any way of order fulfillment, so that’s really what I’m getting at here, is that a concern?

Glenn D. Bolduc - President and Chief Executive Officer

I mean, anytime you’re paying interest it’s a concern obviously. But, I don’t think the structure right now impacts our order fulfillment at all.

Joseph Munda - Sidoti & Company

Okay. Thanks Glenn. I will hop back in.

Glenn D. Bolduc - President and Chief Executive Officer

Okay, thank you.

Operator

Your next question comes from the line from Daniel Small from Platinum Partners. Please proceed.

Daniel Small - Platinum Partners

Hey Glenn, how are you?

Glenn D. Bolduc - President and Chief Executive Officer

Good, Dan. How about yourself?

Daniel Small - Platinum Partners

Real fine, real fine. I just wanted to touch base regarding what potential other applications that you might have with your product. I know you received the TSA approval on logistics. Can you talk about the ability to be able to sell into other areas of the government and what that process might entail?

Glenn D. Bolduc - President and Chief Executive Officer

Well it will require add-on approvals, Dan, which we are in the process of working on right now. But, obviously, in the future we would look for approvals in the passenger screening checkpoints. We would also look to sell our products into narcotic detection, and then beyond government applications building security, large venue security, subway, bus stations, law enforcement, first responders, there are a large number of applications that our product can be sold into. Does that answer your question?

Daniel Small - Platinum Partners

Just as a follow-up, in terms of from a technical specification based on the approval that you received in December, is there anything that has to be done to the product for it to be able to be qualified for some of these other applications, whether it's passenger screening, or something else with respect to the government?

Glenn D. Bolduc - President and Chief Executive Officer

Bill McGann is on the line with us. I don't know if he is accessible, but I would like Bill to answer that question because he has been working very, very – Bill, are you there?

Dr. Bill McGann - Chief Operating Officer

Yeah, could you guys hear me okay?

Glenn D. Bolduc - President and Chief Executive Officer

I can.

Daniel Small - Platinum Partners

Hi Bill.

Glenn D. Bolduc - President and Chief Executive Officer

Good.

Dr. Bill McGann - Chief Operating Officer

Hi, Dan. So yeah, actually I’m just stepping out from the trace explosives detection workshop in Philadelphia here this year, so it's running all week here. So, there are numerous applications for our product, and just like there is a roadmap or product development that Glenn alluded to, that we have this also a roadmap for approvals around the world. And I have alluded to this in past conference calls with investors. I mean, the cargo one was a huge one for us to get in the door, and it really has I would say in my opinion, accelerated our approval process, for example, the other applications like passenger screening, and other approvals around the world.

So, we have a number of these approvals that will be coming in the next year’s time frame, and pretty frequently over the coming months that keep on opening up other markets, other markets like Glenn alluded to, look for other agencies around the world to test for drugs for example. Other agencies looks specifically at procurements in Europe is another example. And, we have line of sight and plans with these test agencies for basically all the big ones TSA is a pinnacle of all of these.

So, as we round out and complete all of our TSA approvals, which I expect, we will do this calendar year, we will have achieved pretty much some of the apex of approvals and then start to round out around the world for other aviation markets, and other law enforcement markets where they require additional approvals. So, the market will expand as those approvals come, and I don’t know if that answers your question or not.

Daniel Small - Platinum Partners

No, it does. Thank you for providing a detailed answer, and thanks for having the call.

Dr. Darryl Jones - Vice President, Global Sales and Marketing

I want to just to add something, Dan this is Darryl, while you’re jumping up the call. Just to add to that, I want to emphasize the importance of getting the TSA approval and how it has already expanded our market presence. I mean just in the last couple of weeks we’ve been able to respond to tenders and the multiple unit order tenders that we did not have the opportunity to even respond to before. I mean, over the last three weeks I think we have done about six tenders, and that's in every region of the world. I mean, in Southeast Asia, and in Middle East, everywhere that you can think of, Latin America so on. That is really – of this one approval alone has really opened the door for us.

Daniel Small - Platinum Partners

That's great news, and I look forward to hearing lot of orders announcements from those tenders.

Dr. Darryl Jones - Vice President, Global Sales and Marketing

Yes, that I know you are.

Glenn D. Bolduc - President and Chief Executive Officer

We can’t wait to give them to you Dan. Is Philip there?

Operator

I am still here, sir.

Glenn D. Bolduc - President and Chief Executive Officer

Okay. You got the next question?

Operator

Yes sir, the next question comes from the line of Shawn Sullivan, Private Investor. Please proceed sir.

Unidentified Analyst

Good afternoon gentlemen.

Glenn D. Bolduc - President and Chief Executive Officer

Hi Shawn, how are you doing?

Unidentified Analyst

Good. How are all of you doing?

Glenn D. Bolduc - President and Chief Executive Officer

We are doing fine.

Unidentified Analyst

Okay, great. I have…

Dr. Bill McGann - Chief Operating Officer

You are keeping the nation flying, you’re keeping the nation flying down there or what?

Unidentified Analyst

That’s my son.

Glenn D. Bolduc - President and Chief Executive Officer

Oh, I’m sorry. Okay, it is Mr. Sullivan. I’m sorry

Unidentified Analyst

Right. Yeah. You can call me Your Royal Highness. I have a kind of tri-part question based on the grandfathering of the competitors. Now, that certification that they grandfathered in expires when, September, October, sometime around that time frame?

Dr. Bill McGann - Chief Operating Officer

Let me ask Darryl to answer that question Mr. Sullivan.

Unidentified Analyst

Okay.

Dr. Darryl Jones - Vice President, Global Sales and Marketing

Yeah, the desktop grandfather clause expires January 1, 2014, so that forces all the cargo companies to make sure that they have ETDs for the trace detection system that are approved and are qualified on the latest list. So, that's one of them, and there is another expiration that happens June 13, 2013 that’s handheld, but there are no handheld systems out there on the qualified list, so it’s really a desktop marketplace.

Unidentified Analyst

Okay. So have any of the competitors as far as you know tried to get certification based on the standards, and based on avoiding shutdown as of January 1 for them?

Dr. Darryl Jones - Vice President, Global Sales and Marketing

Now, so let me reiterate a couple of points. We are the only ETD provider at this point that has passed the 2012 detection standard.

Unidentified Analyst

Right, yeah.

Dr. Darryl Jones - Vice President, Global Sales and Marketing

Right, if the others are trying to do that, I can say, they probably will try to do that, but we’re the first and the only at this point in time.

Unidentified Analyst

Yeah. Okay. And, that was my question there. So, we are the only at this time, okay.

Glenn D. Bolduc - President and Chief Executive Officer

To the best of our knowledge Mr. Sullivan, we are the only one at this time. We’ve not seen anything that suggests anybody else has satisfied the 2012 standards. Yeah.

Unidentified Analyst

Okay. That’s critical. Now, Darryl again, this is addressed more to Darryl because he’s out there trying to sell. Have you seen any division of competitive activity, because they don’t have certification, I mean, they have certification, but that’s going to run out soon, has that impacted the competition and the buyers?

Dr. Darryl Jones - Vice President, Global Sales and Marketing

It’s greatly impacted the competition. We’ve actually – it’s exciting to watch, if you will, because we’ve actually caused the stir in the industry, because now the customers have a choice, they can go for the approved technology with the latest standard, or they can go with the older technology, with the oldest standard.

Unidentified Analyst

Yeah.

Dr. Darryl Jones - Vice President, Global Sales and Marketing

And, so it’s great in there, greatly concerned, because they see that the customer lighting up, if you will, when they see our products, especially when we do the demos and the trials. They’ll see our product and when you compare the two, it’s basically kind of no comparison to them. So they have, yes, they have definitely gotten concerned about us.

Unidentified Analyst

Thanks. The last one, related question is how are margins holding up since we now are the only ones that have met the new standards has that made a difference in our profitability per unit?

Dr. Darryl Jones - Vice President, Global Sales and Marketing

It’s interesting, because our value prop has – is the thing that selling. It’s not a margin game at this point in time. It’s not a price. Now, let just drive down the price. It’s really, they like the kind of product that we’ve put together. I mean, we have a large touch screen interface, we have automatic internal calibration, rapid clear down, that’s the kind of stuff that’s making them want to buy our product.

Unidentified Analyst

Okay, great.

Glenn D. Bolduc - President and Chief Executive Officer

That’s right.

Unidentified Analyst

Yeah, okay. Thank you then. It answers my questions, right. Thank you.

Dr. Darryl Jones - Vice President, Global Sales and Marketing

Thank you.

Glenn D. Bolduc - President and Chief Executive Officer

Thank you.

Operator

Your next question comes from the line from Donald [Winclaire] Private Investor. Please proceed.

Unidentified Analyst

Yes, good afternoon gentlemen.

Glenn D. Bolduc - President and Chief Executive Officer

Good afternoon.

Dr. Darryl Jones - Vice President, Global Sales and Marketing

Good afternoon, Mr. [Winclaire].

Unidentified Analyst

Yes, congratulations on your TSA approval. I can appreciate that, and I hope someone, other investors will, because I do certifications for other top two peers for aerospace, so I know how government contracts and specifications can go. My question to you since the certification is how many RFQs have you done from the TSA, and that would be a Request for Quotes?

Dr. Darryl Jones - Vice President, Global Sales and Marketing

Let me answer it this way, we’ve probably, we’ve generated enough quotes in the last couple of months to satisfy our target market for air cargo.

Unidentified Analyst

Excellent.

Glenn D. Bolduc - President and Chief Executive Officer

Yeah. I would prefer not to put numbers on that. I don’t want to tell the competition that where we are reading Mr. [Winclaire].

Unidentified Analyst

Got you.

Glenn D. Bolduc - President and Chief Executive Officer

Okay, thank you.

Unidentified Analyst

Yeah, I just want to see if you could add some color to it, because obviously people want to know what’s in the pipeline and …

Glenn D. Bolduc - President and Chief Executive Officer

I think…

Unidentified Analyst

At least from...

Glenn D. Bolduc - President and Chief Executive Officer

I think because Darryl’s answer did that for you then.

Unidentified Analyst

Okay. Just a couple of technical questions on the product because I see such a great opportunity here with law enforcement, sensitivity of the unit and I’ll give you a real world situation, if your unit for sensing drugs is used, let’s say instead of a dog when they’re going out to look for drugs in the house, one of the things that I’ve read about is that sometimes it can trace amount of cocaine or not [rovanent] of the woodwork meaning that the dog starts taking up and gets for lack of a better word desensitized. Can your product pick up one the trace which would be on even somebody’s person which will have product but it find intensity meaning that it’s going to just turn in between a large amount of the drug versus trace amounts left by certain situations.

Glenn D. Bolduc - President and Chief Executive Officer

I'm going to ask Bill to take that one please.

Dr. Bill McGann - Chief Operating Officer

Sure, great question. So let’s just do a quick backup. So if you want to compare from a sensitivity point of view, it's pretty well recognized that a dogs knows, a well-trained dogs knows in terms of sensitivity is in the range of 10 parts per billion, okay. So that’s in concentration terms. And in trace detectors, ours in particular, easily meets that competitive level of detection in better depending on the compound. So from a trace detection perspective, we detect, if you want to keep with the drugs example down to the low nanogram level practically speaking, maybe you can go with lower than that, but if you comes in practical in the real world but very low nanograms detections are achievable and that’s considered trace. Now, the one thing about most trace detector as they do have infinite dynamic range. And this is the second part of your question. We said, can you detect really a small level, and he detect really a huge amount and delineate them.

So the short answer is yes to a point. We have a couple of orders of magnitude of linearity. So we can tell a nanogram response. We can tell 10 nanogram responses. So we can tell a 100 nanogram response, okay apart from each other, giving you by example. But when you get up to my programs, you have visible amounts of white powder, similar just kind of goes and you don’t need a trace detector, if you find visible amounts of white powder, right.

Unidentified Analyst

Yeah.

Dr. Bill McGann - Chief Operating Officer

…now is to identify it. So we operationally, when you’re looking to use technology to find from field contraband, it has good dynamic range. If you’ve already found the stuff and you’re just trying to figure out what is it heroin or was it cocaine, I mean you found a big block of white powder, there you want to careful. Yeah, well, who cares depending if you’re a law enforcement guy, but now on the front of gloves, you want to use a trace detector, you can still do it, you just have to be a little careful because you will saturate the systems when visible amounts of material, that’s why it called the trace detector.

Unidentified Analyst

All right, okay that sounds very interesting and that answers the question may because again in the law enforcement, they get into the house of the dogs campaign, I think and then if the certain amounts can be detected at….

Dr. Bill McGann - Chief Operating Officer

If we cut out a little more color around dogs, is that okay Glenn?

Glenn D. Bolduc - President and Chief Executive Officer

Sure, Bill.

Unidentified Analyst

You like to start, do you remember that?

Glenn D. Bolduc - President and Chief Executive Officer

There is a lot of misnomer of that film clip...

Unidentified Analyst

Yes, I did.

Glenn D. Bolduc - President and Chief Executive Officer

There is a lot of sort of misnomer about dogs, Dogs are absolutely great trace detectors, but there is a few facts that everybody needs to realize, what the dogs detect, exactly what you train them on, because they don't detect other things that they are not trained on.

Unidentified Analyst

Absolutely.

Glenn D. Bolduc - President and Chief Executive Officer

And, dogs are pretty much trained on selected material, so you will find agricultural dogs are typically Deagles, drug detection dogs are very often Labradors, and explosive detection dogs are typically either Belgian Malinois the number one choice or German Shepherds. They kind of look similar, but the Malinois are little bit more of a slight framed than more muscular German Shepherds, and they do that for a very specific reason, because there is tons of biology that goes on inside the bulb of the Brain in the olfaction sensors of these different types of dogs. So, they are kind of chosen, and bred, and trained for this application. A man and a dog is a team, and the man and the dog team cannot be separated or else detection is severely compromised.

Unidentified Analyst

And, they have to go to lunch

Glenn D. Bolduc - President and Chief Executive Officer

They have to take a lot of breaks, because they …

Dr. Bill McGann - Chief Operating Officer

Whereas they got to sleep too.

Unidentified Analyst

Okay.

Dr. Bill McGann - Chief Operating Officer

They work in approximately 20 to 30 minute burst of time, because when a dog is in active search mode they are actually playing a game.

Unidentified Analyst

That's right.

Dr. Bill McGann - Chief Operating Officer

They’re trained – okay.

Unidentified Analyst

You actually hit the nail on the head that I wanted to hear that I know. Okay, that's where your technology really takes off that one of the jokes that some other investors and I are looking at with your company is that how many TSA employees it take to turn on an X-ray machine. I am not going to answer that. It’s usually bigger than what we normally hear, but I think the technology is well worth, as you said, it’s from (inaudible). I see a lot of opportunity outside on the whole realm of things. So, I leave you with that. I did want to call in that I’m looking to invest more, and just keep up the good work. Just get us to – just get us a profitability and get your sales going, and I think the rest will work out.

Glenn D. Bolduc - President and Chief Executive Officer

Thank you, Mr. [Winclaire].

Dr. Bill McGann - Chief Operating Officer

Thank you.

Unidentified Analyst

Bye now.

Glenn D. Bolduc - President and Chief Executive Officer

Philip?

Operator

Your next question comes from the line of [Harvey Rifkin] from Fremont Medical Association. Please proceed.

Unidentified Analyst

Hello, how are you?

Glenn D. Bolduc - President and Chief Executive Officer

Hi, Mr. [Rifkin] how are you sir?

Unidentified Analyst

I think my questions were answered by the previous caller, so I won’t bother you with so many. It was about the – if you gotten any responses to, and if your quotes, and you sort of answered that question with, it may be great, because that’s all right because you didn’t want anybody to know about?

Glenn D. Bolduc - President and Chief Executive Officer

We are in various stages of discussions on several deals and I really would prefer to avoid telling our competition where we are at anything to sir.

Unidentified Analyst

Okay, but thank you very much for you answering the question.

Glenn D. Bolduc - President and Chief Executive Officer

Thank you for your support.

Unidentified Analyst

All right bye, bye.

Operator

Your next question comes from the line of Jason Lutsch from Advanced Auto Glass. Please proceed.

Jason Lutsch - Advanced Auto Glass

Hello.

Glenn D. Bolduc - President and Chief Executive Officer

Hello Mr. Lutsch, how are you?

Jason Lutsch - Advanced Auto Glass

Excellent, I have a – I’m a young investor, I’m new in this, and upon research I am just curious if you guys can answer as to why in the last six months time frame the stock price reached its – generally its high points between 10 or 11 AM central time, and then it generally drops towards the close of business day. with retrospection of you guys receiving contracts. I’m very confused as to why it is happening.

Glenn D. Bolduc - President and Chief Executive Officer

Well, I guess it just proves. I’m not working hard all day along because I am not watching the stock price that close, but I noticed that that goes on. But I think what you’re saying is the stock price goes down upon news that we provide, there is a theory out there, that says you buy on the room or sell on the news, typically when you’re buying, you’re seeing the stock price that’s going higher when you’re selling, you see your stock price that goes lower.

I’m not sure. I have a better answer for you with regards to that, some of the directions that stock has taken have been surprising to me. And I think to a lot of us here, where we received TSA approval. I think our stock hit prices that we were surprised at. And then when we did get the TSA approval, it was surprised the other way. I’m not sure that answers your question exactly, but I’m trying to do the best I can. But the question that you gave me, I don’t have a scientific or even a business reason as to why that would be happening.

Jason Lutsch - Advanced Auto Glass

Okay thank you. As a new young individual same awareness and I am just pondering across why this could happen, but thank you very much.

Glenn D. Bolduc - President and Chief Executive Officer

Well, thank for your support of the company. We appreciate it.

Jason Lutsch - Advanced Auto Glass

Thank you.

Operator

Your next question comes from the line of Alan Shebesta from Regal Securities. Please proceed.

Alan Shebesta - Regal Securities

Yeah Glenn, Alan Shebesta.

Glenn D. Bolduc - President and Chief Executive Officer

Hi, Alan. How you’re doing?

Alan Shebesta - Regal Securities

Good. I got three things. Last year when you did this, India, you kind of just announced that when you’re delivering the goods, say we got the $6 million biggest order and we’ve set that out. You did really announce that you received the order that’s more of that you sent the order. Next question is, are you building like inventory right now for potential sales when they do hit? Is that the cash you have like assembly line, building your machines right now? And when the machines are in the field, do you get like a service contract or monthly or any kind of service contracts for any follow-up orders like most insurance or whatever they have to service the products that are in the field?

Glenn D. Bolduc - President and Chief Executive Officer

Sure, let me address all three of those and Darrel might help me with the third one. With regard to the first one, we did announce the India order when we booked at a year or so, two years ago and the reason that we would have done that is it was material. It was $5.5 million, $6 million order and it was a contract that the company entered into and there is a requirement, any material news be announced. We’re pretty conservative with what we do. We typically do not announce news until it’s real and it’s happened. And with regard to India, we did not say anything else about it, until we physically ship the order and we just saw happen to have been paid very quickly on the order as well, which was covered by a line of credit that we had.

With regard to your second question, we are always building inventory. And, what we are doing is, we are building inventory to a plan, a projected sales plan, and there are factors that are taken into consideration such as pipeline, likelihood of closing time frame as to when orders will close. And, in the business that we are in it’s difficult to be in a position where you tell your client, tell your customer, you can’t ship because often times when they are ready to take equipment, they needed, and they cannot be disappointed. And, we have played the inventory game very, very well here over the last four years, we’ve been able to meet every shipment, there are customers we are looking at.

We have had a couple of anxious moments, but we find a way to get around that. Your third question concerns follow-on revenue that we might receive. Like most products and especially in this industry there is warranty period that we provide with our equipment. It’s typically a year, you will have governments that sometimes will negotiate more than that, but then beyond your warranty period, regardless of the period, you do enter into warranty or maintenance agreements with our customers. Darryl, you want to comment on that. You’ve got broad experience on the industry with.

Dr. Darryl Jones - Vice President, Global Sales and Marketing

Now that’s, you are absolutely right, Glenn, the service annuities come and particularly attached to larger orders, and it’s at the time of the [RC] so we’re typically responding to equipment and service on the same contract, so yeah, that’s definitely another new stream for us.

Alan Shebesta - Regal Securities

The reason I asked that is I know you’re always worried about competition, so last time we talked about a German cargo that no names are spoken. So I’m just on the back and you wait and so you’ve got the order and you’re shipping it, in case because the competition whether you have probably one year and trade a little value or whatever that's quite thinking. If you’re working on a big order and you’re just waiting till, it’s a sign, so you can not worry about your competition. That’s all.

Dr. Darryl Jones - Vice President, Global Sales and Marketing

Okay, Alan, thank you very much. Always fun talking to you.

Alan Shebesta - Regal Securities

Okay.

Operator

Your next question comes from the line from Eric Akhund, Private Investigators. Please proceed.

Unidentified Analyst

Thank you. I am a private investor not investigator, thank you.

Dr. Darryl Jones - Vice President, Global Sales and Marketing

I hope you are not a private investigator, Eric?

Unidentified Analyst

Yeah, I know that might be a step up. How are you guys? Glenn…

Dr. Darryl Jones - Vice President, Global Sales and Marketing

Very good. How you’re doing?

Unidentified Analyst

Darryl, good thank you. Could you address a bit and I know I notice that you said Darryl was on the phone attract new partners that owns DMRJ. Are they selling stock? Is there stand still with them in terms of the convert options that you have, that you’ve negotiated with them? Or have they been selling in the market? What’s their overall, what’s their position at beginning or what is it now in terms of equity hold?

Dr. Darryl Jones - Vice President, Global Sales and Marketing

We don’t have any situations with any current shareholders with regard to restrictions on holding or selling shares Eric. It just I don't know of your selling or holding shares. I think that you get…

Unidentified Analyst

I do not know. I’m not saying but I don’t have $0.08 shares, so I mean there is obviously, there is a big profit build-up in that as it is, and I’m just curious about what their long term view is, or what their view is, whether it’s short or long-term. There is selling in the markets, and it’s a small float, so sometimes you get 500,000 shares, 400,000 shares trading and that’s I don’t know how many shares the smaller investors have, but those are big pieces.

Glenn D. Bolduc - President and Chief Executive Officer

We don’t have any visibility to who is selling that said, given the investment that these folks have made in us which is substantial, if they weren’t taking some money off the table, I think that would be very, very understandable. Okay. I don’t think there is anything that they or any other shareholder is doing that’s hurting the company. But, like I said, I don’t have any hard information. It’s not like shares are traded through us here at the company.

Unidentified Analyst

I understand. But given that they are on the phone as well. I mean, again I’m always on the phone talking about some of the other markets you can get into. One would presume they have a long-term view and therefore that they’re – you would also presume that they’re going to hold on to the stock. So, I just – it would be interesting, did you get their perspective?

Glenn D. Bolduc - President and Chief Executive Officer

The latest negotiation or renegotiation we went through, I don’t ever want to say anything is easy but it certainly wasn’t a very difficult discussion extending the line for a year. And, there were some who did not think we would be able to get that. We went into that negotiation with an objective for one year. We also had an objective to ask them to agree to convert more of the debt, and we also had an objective to remove the put-language and we were successful on all three.

I thought that was a tremendous show of support for the Company especially the one year DMRJ or Platinum got involved with us over four years ago, it was December of 2008 and …

Unidentified Analyst

I understand that. In terms of the cliff you are facing apart from being current on 15% interest is the NOC which is a 12-month term on what $12 million or $15 million. I forget the number.

Glenn D. Bolduc - President and Chief Executive Officer

The lines of credit right now, in our standard about $30 million. Okay.

Unidentified Analyst

And that’s gone, pardon me, that’s got a 12-month term to it or …?

Glenn D. Bolduc - President and Chief Executive Officer

That comes due on March 31, 2014.

Unidentified Analyst

Okay, so, I mean, I know you don’t want to disclose numbers, but how much of a reach is it for you to be able to meet that target in March given what you feel about order flow and orders and so, because you got to at some point pay that down or pay it partially and then renegotiate the rest of it? And, so how comfortable are you in terms of visibility into the future that you are not going to be facing another 12 – sort of a tough negotiation in 12-months?

Glenn D. Bolduc - President and Chief Executive Officer

I do this as the leader of the company, but I have a board of directors that counsels me in the process as well as attorneys, and very capable financial advisors. I would not have entered into that agreement if I didn’t have the confidence that the company would be able to address its responsibilities at the end of the one-year period. I believe the performance of the company, sales will be part of it. There will be other parts that go into that equation but come March of 2014, I think the company will again be able to come to a satisfactory conclusion with DMRJ. I’m not sure which renegotiation this was, what was it Roger number 12 or 13?

Roger P. Deschenes

Yeah.

Glenn D. Bolduc - President and Chief Executive Officer

It was either the 12th or 13th.

Roger P. Deschenes

Yeah.

Glenn D. Bolduc - President and Chief Executive Officer

Renegotiation that we went through with DMRJ, and this one has resulted in having more money subject to or agreed to conversion than at anytime before that I think the shareholders should look at that as a very positive sign from the support our lenders providing us.

Unidentified Analyst

Well, I certainly hope that, well, first of all I hope its number 13, it went – that was done and you got number 14 coming ahead. And, I was [encouraged] in as much as I brought the topic up of a fairness opinion in terms of number 13, certainly with regards to number 14, because of your prospects are better. These sort of at the money warrants. They’re still getting 15% interest. As I said, I’m not trying to armchair your negotiations and…

Glenn D. Bolduc - President and Chief Executive Officer

Right, now I understand. I think it’s a good question. I think it’s beneficial for the other shareholders on the call to hear it. But you’re right, I mean, DMRJ does holds some debt that’s convertible at $0.08 a share, that happen to be the price that was the then current fair market value. We were actually down around $0.03 or $0.04.

Unidentified Analyst

I understand, I mean that don’t have FTSA, you now have TSA, you’ve got…

Glenn D. Bolduc - President and Chief Executive Officer

Right.

Unidentified Analyst

You’ve got a much better prospect ahead. So again the asset, money warrants on the convertibility strikes me is I don't know, it’s again I wasn’t there negotiating, so I don’t know who you’re up against. It just seems that certainly if – where you’re today you’ve got far better prospects than you had four years ago. So it’s more than $0.28 then and that might be the fair price. So again I know I sound [scalable] I’m not trying to rain on the parade so to speak, but it’s a consideration.

Glenn D. Bolduc - President and Chief Executive Officer

Understood.

Unidentified Analyst

Okay. With this thank you for taking my question. I appreciate it.

Glenn D. Bolduc - President and Chief Executive Officer

Okay, Eric. Thank you.

Unidentified Analyst

I know you guys are working hard.

Glenn D. Bolduc - President and Chief Executive Officer

Thank you.

Operator

Your next question comes from the line from Dan Christopher, a Private Investor. Please proceed.

Unidentified Analyst

Good afternoon gentlemen.

Glenn D. Bolduc - President and Chief Executive Officer

Hi, Mr. Christopher how are you?

Unidentified Analyst

I’m good; I’m good I just want to process before my questions and say congratulations on all the positive achievements over the last several months.

Glenn D. Bolduc - President and Chief Executive Officer

Thank you.

Dr. Bill McGann - Chief Operating Officer

Thank you very much.

Unidentified Analyst

I’ve really got a lot of questions, but I’m going to limit it to two just for the sake of everybody’s time. The first, it’s kind of a two-part question, really the first part of it is, is the December 3, 2012 mandate being enforced, and if it is, how are these 16,000 and some odd freight boarders compliant with that mandate?

Glenn D. Bolduc - President and Chief Executive Officer

I am going to pass that off to Darryl.

Dr. Darryl Jones - Vice President, Global Sales and Marketing

So, just for clarification the December 3 was a deadline with 2012, deadline for passenger air carriers to conduct a 100% cargo screening. It is being enforced. My understanding is that there are random checks at the cargo facilities to make sure that they have that implemented. But, the one that I would say that again matters from a sales perspective for us is the opportunity for the ETD to read, to the grandfathered systems, sorry, the desktop systems that will expire the grandfathered desktop system that will expire from the [ACFTO] on January 1, but that’s the sales opportunity, immediate sales opportunity for us.

Unidentified Analyst

Okay. I guess, the reason for my question is that Glenn had alluded on a previous conference call that there were 7,000 and some odd freight boarders that he and Mr. McGann or Dr. McGann could kind of think of off the top of their head so to speak that needed a replacement. It just seems odd to me that over the last three months or so that none of those have needed to make any purchases or I guess get the equipment to make them in compliance of that mandate, but I guess, that’s just my viewpoint from an investor.

Glenn D. Bolduc - President and Chief Executive Officer

Well, just to clarify, again we have a very strong uptick of opportunities to close upon. So again, they were talking to us prior to that, but not necessarily real serious about the procurement process, until we were approved. Now that we are approved our sales people are on the road, are constantly in fact as we are talking. I am going back and forth on a text message because the persons trying to close the deal. So, again the excitement is there and just takes a little while for the procurement process to actually close. I’ve stated this before in another call that it varies from 30 days to 12 months so I had to reiterate that and we are closing the ones that we have opened right now.

Unidentified Analyst

Yeah, absolutely.

Glenn D. Bolduc - President and Chief Executive Officer

For the benefit of everyone on the call, I’m going to share a story with you and many of you have sent investor inquiries to me through e-mail and in that investor inquiry you will list your name and you will list the phone number, you list an e-mail address. And if you know my style I typically get them from – I used to get them from Katy who now I get them from Kim and I look for a phone number and I quickly dialed the number and I get on the phone, Mr. Smith this is Glenn Bolduc with Implant Sciences responding to your investor inquiry.

Well I got one, one day and it happened to be an inquiry from one of the four major freight forwarders and what I didn’t do was look at the e-mail address instead I just pick the name I use I’m going to use John Smith okay. And so Mr. Smith this is Glenn Bolduc with Implant Sciences and he said Glenn it’s me, it’s John. And I looked real quick at the e-mail address and I said oh, my god he was here about a year or so, year or two ago and he said I just saw that you received TSA approval.

I said yeah, we did and this was maybe a week or two after January 15th so it was before February 1. And he said is it still a non radioactive product I said of course it is that’s our core competency and so he went on to talk about all of the headaches that he was having, I think a long story short he asked if he could come visit us and he did so couple of weeks later and he brought a team of people in with him, and we are in those negotiations right now. And what that told me and then we had another situation where we attended the AVSEC Aviation Security show in New York City and I happen to have played college basketball with a person who is a head of security for one of the airlines.

And I’ve been to a bunch of reunions with my old teammate and I said to him you had to come to see us, you got to see our product blah, blah, blah. And finally he said to me, he said Glenn he said, I never thought you are going to get the approval, no one else has been able to get it in the last x years. And what that told me was lot of people while they were listening to the story we were talking about and they weren’t investing the time into the thing that we thought they were.

Okay and that might have been never on our part, but this is what happened out there, this is what I was trying to explain in the prepared comments a little while ago. We’ve been working these things for the last four years, trying to get prepared. The process is so difficult that even the customers how would buy this equipment knew it and weren’t expecting a new player to receive the approval, especially a small company like ours, especially a company that is working with the non-radioactive ion source as well. We got that approval and we’ve talked several times on this phone call today about the pipeline and the levels of activity that we are seeing. Things just don’t go as fast as you would like; I know that there are people out there who are frustrated that they don’t see these things.

Dr. Bill McGann - Chief Operating Officer

Yeah, well, so we’re very frustrated by it, but we know the business is out there. We know the business will come. And we do have the best product. I believe we have the best product. I think the whole management team believes we have the best product in the world today. The product that matches up to needs of the customers that are out there. And we believe you will see this happen in the not too distant future. I don’t know if that answers your question sir, but I’m doing the best I can to answer it.

Unidentified Analyst

No, I think that that does and I am in sales too and I know procurement process can take a long times, so I appreciate the clarity.

Dr. Bill McGann - Chief Operating Officer

Thank you for your support. We appreciate it.

Unidentified Analyst

Yep, thank you.

Operator

(Operator Instructions) And your next question comes from the line of Terry Laughlin from (inaudible). He has dropped from the call. (Operator Instructions) We’ve a re-queue from [Terry Laughlin from New Investment Partnership]. You may proceed.

Unidentified Analyst

Am I on?

Glenn D. Bolduc - President and Chief Executive Officer

Yes, you are.

Unidentified Analyst

Glenn, this is [Terry Laughlin, New Investment Partnership] here in Maryland. First of all, I want to say, thank you to you and Bill McGann. I know how accessible and frank you have been in a couple of phone calls and emails that with you. So thank you for that.

Glenn D. Bolduc - President and Chief Executive Officer

Well, we look at that as an obligation to you guys. I told you guys many times at the end of the day, you’re my boss. You’re the investors in this company. So well…

Unidentified Analyst

I appreciate that. I have two questions really for you. Can you provide a little more clarity on this January 2014, deadline that you’re talking about with the new approved technology. The companies that are currently using outdated or old equipment, do they have to stop using it at that time or is it future purchases after that they’d have to be with new approved ETD?

Glenn D. Bolduc - President and Chief Executive Officer

Darryl, is all teed up for this one

Dr. Darryl Jones - Vice President, Global Sales and Marketing

So when they expire, first of all the grandfathered systems which means they never went through the certification standards that have been put in place now by TSA. And so having been expired, they have to purchase the systems that are now on the qualified or the ACSTO list, so it is an immediate opportunity for us to sell into those markets.

Unidentified Analyst

But do they have to buy as of January 14 then or is it any purchase after that time?

Glenn D. Bolduc - President and Chief Executive Officer

No it’s before then it has to be in place before then.

Unidentified Analyst

Got you, okay. Thanks for that clarification. And then Glenn one last quick question here during the last conference call, I believe you said that your belief was that the company would be profitable in calendar 2013 as opposed to fiscal 2013. Is that still your belief?

Glenn D. Bolduc - President and Chief Executive Officer

Yes, so that’s that would include the September or the December quarter. Yes that’s correct.

Unidentified Analyst

Super. And I just want to say thanks again and congratulations for all of your successes.

Glenn D. Bolduc - President and Chief Executive Officer

Thank you for your support. We appreciate it.

Dr. Bill McGann - Chief Operating Officer

Thank you.

Operator

Our last question comes from the line of (inaudible) Private Investor. Please proceed.

Unidentified Analyst

Thank you very much for taking my call Glenn how are you today?

Glenn D. Bolduc - President and Chief Executive Officer

I'm good Mr. Coby. How are you sir?

Unidentified Analyst

I’m very good and we are very, very happy that we are having this chance to hear this conference call. Just one thing I want to just to reiterate. I think that one of the things that possibly could have been happened after the approval were a lot investors were thinking that okay we are now approved and now we are going to be hearing every single day about all these massive sales, and this avalanche of orders will come in and people just have to realize of course that it’s a complicated process and that it takes time and if they’re patient things will be good in the end would you say that, that’s a very accurate statement?

Glenn D. Bolduc - President and Chief Executive Officer

Yes. Thank you for being so succinct.

Unidentified Analyst

Yes.

Glenn D. Bolduc - President and Chief Executive Officer

Yeah, we were like I said I think what happened was I think we thought some people were further along in the process and I think they had trusted other companies us included that we were going to get the approvals when we said we were going to get them. And keep in mind we were looking at being approved back in the June to August time frame last year and we had conference calls and we talked about what our expectations were and they were our best estimates and it didn’t happen. And what we believed and I think all of us here knew we would get approved, we just knew how good our technology was and just for the record we have the same kind of confidence in our product going forward with these other certifications that we are going forward as well, but by no stretch to the imagination is this easy.

I’ve analogized this to public offerings and back in I forget 1999 I took a company public and in 1999 I think there were 480 public offerings that – and initial public offerings that were done and I looked at that and I said I was one of 480 human beings on the planet to have accomplished that. And, I don’t know how many of you have done IPOs, but trust me, they are hard. They are not easy at all, okay, and many, many more of them failed, than get done, okay.

Well, this TSA approval process is incredibly harder than an IPO, okay. And, we are just the third company to have achieved this. And, you look at those numbers, and then you got to look at the people on the outside, who are looking to buy those products, and time is valuable to folks, and how much time do they spend looking at companies that say they are going to get approval, and what I realized from those two examples I gave you in that answer few minutes ago, we have folks out there who are actually here, who came in and they said, wow, you actually got it. I wish you could have heard the surprise in this voice like, we never expected you are going to get it. And, I felt like same thing, what the hell do you think we’re working on here, and then I had my old college basketball teammate and he said, we didn’t think you would get it.

And, well thanks for the confidence, but it’s that hard of a thing to get, and now we are going through the process of answering the tenders, and going through all of this. We’ve been on this call for an hour and 15 minutes. I am going to bring up a word no one has brought up yet, that’s sequestration, okay. And, we do have – we have been asked, how does that impact us?

I am not sure, it does because we’re homeland defense, okay, but certainly, it comes into the equation at some point when you go through the process and there are bunch of hurdles that the buyers, the customers have to go through before they actually place an order with us, Darryl alluded to before it’s a 30 day to 12-month process and where would have been 30 days, 30 days where there is a company or government that has a real problem and they need something to happen real, real fast and where is the 12 month is when companies or governments began looking at fixing a problem and trying to fit it into their budget and you got to go through the normal process. I think Darryl’s answer in that regard is a very good one. So I’ll shut it down there, but if you have other questions, I’d be glad to answer them as best as I can.

Unidentified Analyst

One last thing, as you mentioned earlier people have to realize that when you’re dealing also with foreign governments, it takes a lot longer than it if you were dealing with the private company. And that brings me up to my last question here. You now have a sales manager for the Russian Federation and the former Soviet states and she was recently in the Russia for a trade show and there will be the winter Olympics next year in Russia. Is there anything you could tell us about that?

Glenn D. Bolduc - President and Chief Executive Officer

Darryl is all teed up

Dr. Darryl Jones - Vice President, Global Sales and Marketing

Well, I’m teed up to not say anything. Meaning, she is doing a great job of absolutely bringing for us what I’m going to call a qualified pipeline. She is there now doing up business for us, so we have a lot of excitement in that region.

Unidentified Analyst

Beautiful.

Dr. Darryl Jones - Vice President, Global Sales and Marketing

Just add to this, let me just an overall comments, because I have spent sometimes doing road shows and we had a couple recently on this location on earth. And just from the road show for a week or two we have drummed up hundreds and hundreds of new opportunities new I should say pipeline of units that we didn’t have exposure to before. So …

Unidentified Analyst

Beautiful.

Glenn D. Bolduc - President and Chief Executive Officer

There it goes again, I mean, it just takes time for people to know who we are. Now, we are credible, and now everybody is looking at us, and you should see their faces when they come in and actually see and physically touch. And, they all say it; I had to touch this to see if it is real. I saw it on the website, but now it’s real, and now it’s going to be put in my project plan, and when somebody says project plan that’s the 12-month thing again. It goes like it’s there and now it just takes a little time, but the excitement is out there and the sales will come. I’m very confident of that.

Unidentified Analyst

As a private investor I just want to say that we are very, very, very happy, and thankful for all the very, very hard work that everybody is doing and I’m very, very, very positive and bullish and know that just have to have patience.

Glenn D. Bolduc - President and Chief Executive Officer

Thank you for that.

Dr. Bill McGann - Chief Operating Officer

Thank you.

Unidentified Analyst

Thank you very much.

Dr. Bill McGann - Chief Operating Officer

Do we have any more questions out there?

Glenn D. Bolduc - President and Chief Executive Officer

Just one last.

Operator

Ladies and gentlemen we have time for one more question coming from the line of [David Levine], Private Investor. Please proceed.

Unidentified Analyst

Yes, hi, good evening, Glenn. Just I had a quick question please.

Glenn D. Bolduc - President and Chief Executive Officer

Sure, Mr. [Levine].

Unidentified Analyst

I was wondering, thank you, I was wondering if you could speak to what’s going on in reference to getting off of the OCC market and preferably on to the NASDAQ and what the time frame is, please.

Glenn D. Bolduc - President and Chief Executive Officer

That’s going to be performance based Mr. [Levine]. We’ve stated that one of our objectives is uplisting to one of the more stable exchanges, and in my mind, I’ve said this before that’s NASDAQ. I think that’s where this company belongs but there are few requirements to get us there. We need a stock price in excess of $2, which we believe that’s achievable with the proper results down the road. And we also need a positive net equity number and that’s the reference to the convertibility of the DMRJ notes earlier in this call.

This is something that is in the backs of, really not in the back of, it’s in the front of Roger’s and my mind, and the rest of the management team here all the time, nothing against over the counter, it’s where we found ourselves as we turned this company around. But performance will eventually enable us to move to another stage and god I do hope that’s in the foreseeable future, but I can’t make any predictions on that right now Mr. Levine.

Unidentified Analyst

Great, well, thank you very much for your answer. That was helpful.

Glenn D. Bolduc - President and Chief Executive Officer

Okay. That’s it, okay. I don’t think there are any questions. Philip, can you confirm that.

Operator

There are no more questions at this time, sir. That concludes the Q&A section of today.

Glenn D. Bolduc - President and Chief Executive Officer

Well, just in closing, we actually have quite a few people on the call today. It’s about four sheets, probably about 30 or 40 per page. And what I would like to do is thank all of you for your support. I hope you found this call informative that was the purpose of it. What we really wanted to do was just get everybody on even basis with what’s going on with the company, particularly as it relates to the renegotiation of the debt structure and also where we are with the sales and pipeline. I’m sure we’ll be speaking with you again soon, but as always we valve our relationships with all of our investors. We look forward to your calls. We attempt to take all the calls and answer all of your e-mails one way or the other and again we thank you and look forward to our next call.

Operator

Ladies and gentlemen that concludes today’s conference. Thank you for your participation and you may now disconnect. Have a great day.